UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 17, 2014

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Current Report on Form 8-K is being filed by Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L). KCP&L is a wholly-owned subsidiary of Great Plains Energy and represents a significant portion of its assets, liabilities, revenues, expenses and operations. Thus, all information contained in this report relates to, and is filed by, Great Plains Energy. Information that is specifically identified in this report as relating solely to Great Plains Energy, such as its financial statements and all information relating to Great Plains Energy’s other operations, businesses and subsidiaries, including KCP&L Greater Missouri Operations Company (GMO), does not relate to, and is not filed by, KCP&L. KCP&L makes no representation as to that information. Neither Great Plains Energy nor GMO has any obligation in respect of KCP&L’s debt securities and holders of such securities should not consider Great Plains Energy’s or GMO’s financial resources or results of operations in making a decision with respect to KCP&L’s debt securities. Similarly, KCP&L has no obligation in respect of securities of Great Plains Energy or GMO.

Item 1.01	Entry into a Material Definitive Agreement

Great Plains Energy and GMO Credit Agreements

On December 17, 2014, each of Great Plains Energy and GMO entered into a separate First Extension Agreement and Waiver, dated as of December 17, 2014 (each, an “Extension Agreement and Waiver”), to the companies’ respective Credit Agreements dated as of August 9, 2010, as previously amended by separate amendments dated as of December 9, 2011 and as of October 17, 2013.  The Credit Agreements are with Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and MUFG Union Bank, N.A., as Syndication Agents, and Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., Barclays Bank PLC, BNP Paribas, Goldman Sachs Bank USA, KeyBank National Association, SunTrust Bank, The Royal Bank of Scotland plc, U.S. Bank National Association, The Bank of New York Mellon, UMB Bank, N.A., Commerce Bank and National Cooperative Services Corporation, as Lenders.

Each Extension Agreement and Waiver extends the term of each Credit Agreement to October 17, 2019 and waives, on a one-time basis, certain timing requirements for requesting and confirming extensions of such term.

As extended, the Great Plains Energy and GMO Credit Agreements are revolving credit facilities, with a term ending October 17, 2019, subject to extension one additional time by mutual agreement for an additional term of one year on each such extension, providing for revolving loans and standby letters of credit not exceeding an aggregate of $200 million, in the case of Great Plains Energy, and $450 million, in the case of GMO, at any one time.  Each Credit Agreement provides for standby letters of credit and swingline loan sublimits of $50 million and $25 million, respectively.  So long as there is no default or unmatured default, Great Plains Energy and GMO may transfer and re-transfer up to $200 million of unused lender commitments between the two Credit Agreements, so long as the aggregate lender commitments under the Great Plains Energy and GMO Credit Agreements do not exceed $400 million (including any transfers from the KCP&L Credit Agreement, described below) and $650 million, respectively.  So long as there is no default or unmatured default, Great Plains Energy and KCP&L (as described below) may also transfer and re-transfer up to $200 million of unused lender commitments between the two Credit Agreements, so long as the aggregate lender commitments under the Great Plains Energy and KCP&L Credit Agreements do not exceed $400 million (including any transfers from the GMO Credit Agreement) and $800 million, respectively.

The ability to borrow is not affected by the existence of a material adverse effect, except with respect to the validity or enforceability of the Credit Agreements or related documents or the rights or remedies of the agents, lenders or issuers of letters of credit under the Credit Agreements.

The Credit Agreements provide for floating rate and Eurodollar advances. The interest rate of floating rate advances is calculated each day and is the highest of (i) the federal funds rate plus 0.5%, (ii) the administrative agent's prime rate, and (iii) the published LIBOR rate plus 1.0%, plus, in each case, an amount based on then-current credit ratings of Great Plains Energy or GMO, as applicable. The interest rate of Eurodollar advances is based on the published LIBOR rate for the applicable period, adjusted for reserve requirements, plus an amount based on the then-current credit ratings of Great Plains Energy or GMO, as applicable. Eurodollar advances may be made for one, two, three or six months. Advances may be repaid at any time. All outstanding advances under the Great Plains Energy Credit Agreement are due and payable at the expiration of the term of the Great Plains Energy Credit Agreement.  All outstanding advances under the GMO Credit Agreement are due and payable at the earlier of (i) the expiration of the term of the GMO Credit Agreement or (ii) 364 days after the applicable borrowing date.

The Credit Agreements contain representations and affirmative, negative and financial covenants customary for such facilities, including without limitation restrictions on the incurrence of liens, dispositions of assets, consolidations and mergers.  Among other things, Great Plains Energy and GMO are each required to maintain a consolidated indebtedness to consolidated capitalization ratio not greater than 0.65 to 1.0 at all times (as such terms are defined in the respective Credit Agreements).  The Credit Agreements also contain customary events of default including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, material indebtedness cross-defaults, certain bankruptcy and insolvency events, certain ERISA events, certain judgment defaults, and certain change of control and ownership defaults.  Upon a default caused by certain events of bankruptcy and insolvency, the obligations of the lenders to make advances or issue letters of credit automatically cease, and all outstanding advances and letters of credit obligations are immediately payable.  Upon other defaults, lenders in the aggregate having more than 50% of the aggregate commitment may cause the termination or suspension of the obligations of the lenders to make advances or issue letters of credit, or declare all outstanding advances and letter of credit obligations to be due and payable, or both.

KCP&L Credit Agreement

On December 17, 2014, KCP&L entered into a First Extension Agreement and Waiver (the “KCP&L Extension Agreement and Waiver”) to its Credit Agreement dated as of August 9, 2010, as previously amended by an amendment dated as of December 9, 2011 and an amendment dated as of October 17, 2013.  The Credit Agreement is with Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and MUFG Union Bank, N.A., as Syndication Agents, and Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., Barclays Bank PLC, BNP Paribas, Goldman Sachs Bank USA, KeyBank National Association, SunTrust Bank, The Royal Bank of Scotland plc, U.S. Bank National Association, The Bank of New York Mellon, UMB Bank, N.A., Commerce Bank and National Cooperative Services Corporation, as Lenders.

The KCP&L Extension Agreement and Waiver extends the term of each Credit Agreement to October 17, 2019 and waives, on a one-time basis, certain timing requirements for requesting and confirming extensions of such term.

As extended, the KCP&L Credit Agreement is a revolving credit facility, with a term ending October 17, 2019, subject to extension one additional time by mutual agreement for an additional term of one year on each such extension, providing for revolving loans and standby letters of credit not exceeding an aggregate of $600 million at any one time.  The KCP&L Credit Agreement provides for standby letters of credit and swingline loan sublimits of $75 million and $25 million, respectively.  So long as there is no default or unmatured default, Great Plains Energy and KCP&L may transfer and re-transfer up to $200 million of unused lender commitments between the two Credit Agreements, so long as the aggregate lender commitments under the Great Plains Energy and KCP&L Credit Agreements do not exceed $400 million (including any transfers from the GMO Credit Agreement, described above) and $800 million, respectively

The ability to borrow is not affected by the existence of a material adverse effect, except with respect to the validity or enforceability of the Credit Agreement or related documents or the rights or remedies of the agents, lenders or issuers of letters of credit under the Credit Agreement.

The KCP&L Credit Agreement provides for floating rate and Eurodollar advances.  The interest rate of floating rate advances is calculated each day and is the highest of (i) the federal funds rate plus 0.5%, (ii) the administrative agent's prime rate, and (iii) the published LIBOR rate plus 1.0%, plus, in each case, an amount based on the then-current credit ratings of KCP&L.  The interest rate of Eurodollar advances is based on the published LIBOR rate for the applicable period, adjusted for reserve requirements, plus an amount based on the then-current credit ratings of KCP&L.  Eurodollar advances may be made for one, two, three or six months.  Advances may be repaid at any time.  All outstanding advances are due and payable at the earlier of (i) the expiration of the term of the Credit Agreement or (ii) 364 days after the applicable borrowing date.

The other material terms and conditions of the KCP&L Credit Agreement are substantially the same as the Great Plains Energy and GMO Credit Agreements described above.

The Bank of New York Mellon, or an affiliate, is the trustee under indentures associated with all of Great Plains Energy’s long-term debt and all of KCP&L’s unsecured long-term debt.  UMB Bank, N.A. is the trustee under KCP&L’s mortgage indenture.  MUFG Union Bank, N.A. is the trustee under indentures associated with all of GMO’s long-term debt.  Affiliates of Bank of America, N.A., JPMorgan Chase Bank, N.A. and SunTrust Bank participate in the KCP&L commercial paper program and may from time to time hold KCP&L’s commercial paper.  Affiliates of Bank of America, N.A., The Royal Bank of Scotland plc and Goldman Sachs Bank USA participate in GMO’s commercial paper program and may from time to time hold GMO’s commercial paper.  In addition, the lenders and their affiliates have provided and in the future may continue to provide investment banking, commercial banking and/or other financial services, to one or more of Great Plains Energy, KCP&L and GMO in the ordinary course of business for which they have received and will receive customary compensation.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Lori A. Wright
Lori A. Wright
Vice President – Investor Relations and Treasurer

KANSAS CITY POWER & LIGHT COMPANY

/s/ Lori A. Wright
Lori A. Wright
Vice President – Investor Relations and Treasurer

Date: December 22, 2014